As filed with the Securities and Exchange Commission on March 19, 2021

Registration Nos. 333-237182

333-230356

333 226044

333 223696

333 216698

333 210267

333 205937

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-237182
Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-230356

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-226044

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-223696

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-216698

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-210267

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-205937

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0395455
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 408-1300

Neos Therapeutics, Inc. 2009 Equity Incentive Plan
Neos Therapeutics, Inc. 2015 Stock Option And Incentive Plan
Neos Therapeutics, Inc. 2018 Inducement Plan

(Full titles of plans)

Joshua Disbrow, Chief Executive Officer

Neos Therapeutics, Inc.

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Nolan S. Taylor
Anthony W. Epps
Troy M. Keller
Dorsey & Whitney LLP
111 South Main St., Suite 2100
Salt Lake City, Utah 84111
(801) 933-7360

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE-DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) previously filed by Neos Therapeutics, Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-205937 filed with the SEC on July 29, 2015;
•	Registration Statement No. 333-210267 filed with the SEC on March 18, 2016;
•	Registration Statement No. 333-216698 filed with the SEC on March 15, 2017;
•	Registration Statement No. 333-223696 field with the SEC on March 16, 2018;
•	Registration Statement No. 333-226044 filed with the SEC on July 2, 2018;
•	Registration Statement No. 333-230356 filed with the SEC on March 18, 2019; and
•	Registration Statement No. 333-237182 filed with the SEC on March 13, 2020.

On March 19, 2021, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 10, 2020, by and among the Registrant, Aytu BioScience, Inc., a Delaware corporation (“Parent”), and Neutron Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly-owned subsidiary of Parent. As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all of the securities registered but unsold under the Registration Statements as of the date hereof, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 19, 2021.

NEOS THERAPEUTICS, INC.

By:	/s/ Joshua Disbrow
	Name:	Joshua Disbrow
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.